Exhibit 99.1
ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
Asia Electrical Power Industrial Zone, Songgang Road, Bao’an District, Shenzhen, China 518105
Tel: 0086-759-28231993 Fax:0086-759-28231996 Email: assistant@aepe.biz

October 15, 2009
Press Release
Asia Electrical Power International Group Inc. Appoints New Director
(Shenzhen, China) Asia Electrical Power International Group Inc. (OTCBB: AEPW) announced today that Jiansheng (Ron) Xu has been appointed to its Board of Directors to serve as a director for a term expiring at the next annual meeting of shareholders. As a corporate lawyer and a partner of the law firm of Sphere Logic Partners of Xiamen, China, Mr. Xu is highly experienced with corporate governance, general business affairs and foreign trade matters. Mr. Xu fills a non-employee director vacancy on the Board that was created when Dudley Delapenha resigned as a director in September 2008.
About the Company
Founded in 1997 and headquartered in Shenzhen, China, AEPW is engaged in the research, development, manufacture and sale of secondary electrical power systems including cabinet-type electric substations, outdoor switching-mechanisms, cable feeder pillars, and switching elements.
Contacts
Asia Electrical Power International Group Inc.
Henry Wang, Tel: 0086-759-28231993
Fax: 0086-759-28231996
Email: assistant@aepe.biz